UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2025

TEXTRON INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-5480	05-0315468
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

40 Westminster Street, Providence, Rhode Island 02903

(Address of principal executive offices)

Registrant’s telephone number, including area code: (401) 421-2800

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock – par value $0.125	TXT	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
Item 1.02	Termination of a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Entry into a Material Definitive Agreement

On October 16, 2025, Textron Inc. (“Textron”) entered into a senior unsecured revolving credit facility (the “Facility Agreement”) with the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, in an aggregate principal amount of $1.0 billion. Textron may elect to increase the aggregate amount of commitments under the Facility Agreement to up to $1.3 billion by designating an additional lender or by agreement with an existing Lender that such Lender’s commitment shall be increased. The Facility Agreement expires on October 16, 2030, subject to up to two one-year extensions at Textron’s option with the consent of Lenders having more than 50% of the aggregate amount of commitments under the Facility Agreement. The Facility Agreement replaces the $1.0 billion 5-year facility that was scheduled to expire on October 21, 2027. The terms and conditions of the Facility Agreement are substantially the same as those in the facility being replaced.

Textron will have two options with respect to interest on syndicated borrowings under the Facility Agreement. The first option is for interest to be payable at a rate per annum equal to the sum of a margin (“Base Rate Margin”), which can range from 0 basis points to 30 basis points depending on Textron’s senior unsecured long-term debt ratings as determined by Standard & Poor’s Ratings Services (“S&P”) and Moody’s Investors Services, Inc. (“Moody’s”), plus the highest of (a) the Prime Rate, (b) the federal funds rate plus 0.50% per annum, or (c) the Term SOFR Rate (as defined below) for a one-month interest period plus 1.00% per annum (the “Base Rate”), provided that the Base Rate shall not be less than 1.0%. Based on Textron’s current S&P and Moody’s ratings (BBB and Baa2, respectively) the Base Rate Margin would be 14 basis points.

Alternatively, Textron may opt to pay interest for the applicable Interest Period at a rate per annum equal to the sum of a margin (“Term Benchmark Margin”), which can range from 91 basis points to 130 basis points depending upon Textron’s ratings, plus the applicable Term SOFR Rate; provided that the Term SOFR Rate shall not be less than 0.0%. The Term SOFR Rate means the Term SOFR Reference Rate published as specified by the Facility Agreement. Based on Textron’s current S&P and Moody’s ratings (BBB and Baa2, respectively) the Term Benchmark Margin would be 1.14 basis points.

Textron will also pay a quarterly facility fee under the Facility Agreement, regardless of borrowing activity. This fee will range from 9 basis points to 20 basis points, depending on Textron’s ratings by S&P and Moody’s. At Textron’s current ratings, the fee is 11 basis points.

The Facility Agreement provides that up to $100 million is available for the issuance of letters of credit in lieu of borrowings. Letters of credit are subject to fronting fees and accrue charges at the Letter of Credit Fee Rate, which is equivalent to the Term Benchmark Margin.

The Facility Agreement contains covenants that, among other things:

•	provide that Textron may not consolidate with, merge with or into, or sell all or substantially all of its assets to any other entity unless such entity expressly assumes all of Textron’s obligations under the Facility Agreement;

•	restrict the ability of Textron and its manufacturing subsidiaries to incur liens, other than certain permitted liens, including securing indebtedness not in excess of the Pooled Basket Amount (equal to 3% of the consolidated total assets of Textron and its manufacturing subsidiaries);

•	restrict the ability of Textron’s manufacturing subsidiaries to incur certain indebtedness in excess of the Pooled Basket Amount;

•	require Textron to maintain the Finance Company Leverage Ratio (as such term is defined in the Facility Agreement) at no more than 9 to 1; and

•	require the Consolidated Indebtedness (as such term is defined in the Facility Agreement) of Textron and its manufacturing subsidiaries not to exceed 65% of Consolidated Capitalization (also as defined in the Facility Agreement).

The Facility Agreement contains customary Events of Default (as defined in the Facility Agreement); in addition, a Change of Control (also as defined in the Facility Agreement) triggers an Event of Default under the Facility Agreement. Upon the occurrence of an Event of Default, all loans outstanding under the Facility Agreement (including accrued interest and fees payable with respect thereto) may be declared immediately due and payable and all commitments under the Facility Agreement may be terminated.

The foregoing description of the Facility Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Facility Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Termination of a Material Definitive Agreement

On October 16, 2025, coincident with the entry into the Facility Agreement reported above, the existing 5-Year Credit Agreement, dated as of October 22, 2022, among Textron, the Lenders listed therein and JP Morgan Chase Bank, N.A., as Administrative Agent, was terminated prior to its stated October 21, 2027 expiration date.

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information described above under “Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description
10.1	Credit Agreement dated October 16, 2025 among Textron. Inc., The Lenders listed therein, and JPMorgan Chase Bank, N.A., as Administrative Agent
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON INC.

By:	/s/ Scott P. Hegstrom
Scott P. Hegstrom
Vice President – Investor Relations and Treasurer

Date: October 20, 2025